Exhibit 10.1

FIRST AMENDMENT TO AMENDED AND RESTATED

LEASE AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED LEASE AGREEMENT (“Amendment”) is made and entered into as of the 25th day of October, 2006, by and between WOOD COUNTY DEVELOPMENT AUTHORITY, a West Virginia public corporation, having its office at 409  1/2 Market Street, Suite A, Parkersburg, West Virginia 26102 (the “Lessor”), and COLDWATER CREEK INC., a corporation duly organized and validly existing under the laws of the State of Delaware and authorized to do business in the State of West Virginia, having its principal office at One Coldwater Creek Drive, Sandpoint, Idaho 83864 (the “Lessee”), and amends the Amended and Restated Lease Agreement by and between Lessor and Lessee dated as of January 10, 2006, covering approximately 60 acres of real property located in the Parkersburg Business Park, Parkersburg, Wood County, West Virginia, (the “Lease Agreement”);

WHEREAS, the parties hereto wish to further amend the Lease Agreement to substitute Exhibit E (BASIC RENT) under the Lease Agreement;

NOW, THEREFORE, in consideration of the mutual promises and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. Exhibit E (BASIC RENT) to the Lease Agreement is deleted in its entirety and new Exhibit E attached hereto is substituted therefor.

2. Except as amended hereby, all other provisions of the Lease Agreement will remain in full force and effect.

3. All of the terms and conditions of this Amendment shall be binding on and inure to the benefit of the parties, and the respective successors and assigns of the parties.

IN WITNESS WHEREOF, each party to this First Amendment to Amended and Restated Lease Agreement has caused it to be executed on the date indicated below.

WOOD COUNTY DEVELOPMENT AUTHORITY

By:	/s/ J. Fred Earley II
J. Fred Earley II
Its: Chairman

COLDWATER CREEK INC.

By:	/s/ Melvin Dick
Melvin Dick
Its: Executive Vice President and CFO

EXHIBIT E

BASIC RENT

The Basic Rent payable to Lessor for the Lease of the Existing Campus is payable as calculated from the Commencement Date to the Expiration Date as follows:

LEASE YEARS*	ANNUAL RENT**	MONTHLY RENT
Years 1 (commencing January 21) - 3 (adjustment year)	$2,225,947.04	$185,495.58
Years 3 (commencing June 21) - 8 (adjustment year)	$2,230,947.04	$185,912.25
Years 8 (commencing June 21) - 13	$2,235,947.04	$186,328.92
Years 13 (commencing June 21) - 20	$2,235,947.04	$186,328.92

*	Rent for Lease Years 3 and 8 adjusts commencing June 21 of each Lease Year 3 and 8.

**	This Basic Rent payment schedule is calculated in substantial part upon the Total Project Cost as defined in the Original Lease. Effective as of July 1, 2004, ANNUAL RENT attributable to the Total Project Cost of the Existing Campus has been calculated utilizing a Rent Factor of 6.16%.

***	This Basic Rent payment schedule is subject to change and shall be agreed to by the Lessor and the Lessee effective for Years 3-8 and Years 8-13 in the event adjustments to the Rent Factor applied against a portion ($15,791,412.28) of the Total Project Cost of the Existing Campus shall be required for Years 3-8 and Years 8-13 due to interest rate adjustments on the Notes.

****	This Basic Rent payment schedule for the lease of the Existing Campus is subject to change and shall be agreed to by the Lessor and the Lessee effective for Years 13-20 in the event adjustments to the Fair Market Rate are required in keeping with Section 5.8 of the Lease Agreement.

The Basic Rent payable to Lessor for the lease of the Expansion is payable as calculated from the Delivery Date to the Expiration Date as follows:

LEASE YEARS+	ANNUAL RENT++	MONTHLY RENT
Years 1 - 20	$1,804,560	$150,380

+	Rent for Lease Years 4-8, 9-13, 14-18 and 19-20 adjusts commencing November 21 of each Lease Year 4, 9, 14 and 19.

++	This Basic Rent payment schedule is subject to change and shall be agreed to by the Lessor and the Lessee effective for Years 4-8, Years 9-13, Years 14-18 and Years 19-20 in the event adjustments to the Rent Factor applied against a portion of the outstanding indebtedness for the Cost of the Project (i.e. the Expansion) shall be required for Years 4-8, Years 9-13, Years 14-18 or Years 19-20 due to interest rate adjustments on the Notes.

+++	This Basic Rent payment schedule for the lease of the Expansion is subject to change and shall be agreed to by the Lessor and the Lessee effective for Years 4-20 in the event adjustments to the Fair Market Rate are required in keeping with Section 5.8 of the Lease Agreement.